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                                                                       EXHIBIT 5
                         DOHERTY, RUMBLE & BUTLER
                         PROFESSIONAL ASSOCIATION
                         3500 Fifth Street Towers
                          150 South Fifth Street
                         Minneapolis, MN 55402-4235
                   Tel: (612) 340-5555; Fax: (612) 340-5584

                                January 31, 1997

The Toro Company
8111 Lyndale Avenue South
Bloomington, MN 55420

Ladies and Gentlemen:

          We have acted as counsel for The Toro Company, a Delaware corporation (the "Company") in connection with the proposed shelf registration under the Securities Act of 1933, as amended, of up to $250,000,000 in aggregate principal amount of the Company's debt securities (the "Debt Securities"), shares of common stock (the "Common Stock") and warrants (the "Warrants"), and units of such securities (the "Units") (collectively, the "Securities").

          We have examined such corporate records and other documents, including the Registration Statement on Form S-3 dated today, proposed to be filed with the Securities and Exchange Commission (the "Registration Statement"), and the form of Indenture (the "Indenture") between the Company and First Trust National Association, as trustee (the "Trustee") pursuant to which the Debt Securities will be issued, and have reviewed such matters of law as we have deemed necessary or advisable for the purposes of this opinion.

          1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

          2. When the Securities have been duly authorized by the Board of Directors of the Company, duly executed by proper officers of the Company and, if Debt Securities, duly authenticated by or on behalf of the Trustee or, if Warrants, executed by a warrant agent duly appointed for the Warrants, the Registration Statement has become effective under the Securities Act of 1933, as amended, and the Indenture has been duly executed and delivered by the Company and the Trustee and duly qualified under the Trust Indenture Act of 1939, as amended, and such Securities have been issued and paid for as contemplated in the Registration Statement, including a prospectus supplement or prospectus supplements relating to such Securities, such Securities, if Common Stock, will be legally issued, fully paid and non-assessable, and, if Debt Securities or Warrants, will be legally issued, valid and binding obligations of the Company and, in the case of Debt Securities, entitled to the benefits of the Indenture.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus constituting a part of the Registration Statement as such prospectus may be amended or supplemented.

                                       Very truly yours,

                                       DOHERTY, RUMBLE & BUTLER
                                       PROFESSIONAL ASSOCIATION


                                       By:   DEAN R. EDSTROM